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                                                                   Exhibit 10.19

                                   AGREEMENT

     This Agreement (this "Agreement"), is entered into by and between Walker Interactive Systems, Inc. (the "Company") and Leonard Y. Liu ("Executive"), effective July 14, 1999.

                                  WITNESSETH

     Whereas, the Company and Executive entered into an Executive Employment Agreement, effective June 25, 1995, and the Amendment No. 1 to Executive Employment Agreement (Amended and Restated Version), effective August 5, 1998 (collectively the "Employment Agreement");

     Whereas, the Company and Executive have mutually agreed that Executive will terminate his employment with the Company (the "Termination");

     Whereas, the Company and Executive now desire to enter into this Agreement regarding the benefits that Executive will receive upon such Termination;

     Now, Therefore, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

     1. Benefits Upon Termination. Upon the Termination, the Company hereby agrees that the Executive will receive the benefits set forth in the second paragraph of Section 7.1(a) of the Employment Agreement; provided, however, that, subject to Section 2 hereof, Executive shall receive accelerated vesting of any and all shares pursuant to any and all stock options granted to Executive such that all shares which otherwise would have vested on or before the end of the twenty-four (24) months following the date of Termination will be deemed vested as of the date of Termination and Executive shall have twenty-four (24) months after the date of Termination to exercise any and all vested shares subject to any and all stock options granted to Executive (provided that any such extension shall not extend the maximum term during which any such option may be exercised beyond ten (10) years). Notwithstanding the foregoing, with respect to the foregoing provision for accelerated vesting and extended exercise period for stock options, in the event that Executive continues, after the date of Termination, to provide services to the Company as a director of or a consultant to the Company (such that the vesting of Executive's stock options and exercisability of vested shares thereunder continue until the date that Executive ceases to provide services in any such capacity (the "Separation Date"), such accelerated vesting and extended exercise period shall not become effective until the Separation Date, and all references in such provision to the "date of Termination" shall be deemed to refer to the Separation Date.

     2. Cancellation of Performance Options. Effective upon the date of this Agreement, the nonstatutory stock option to acquire 300,000 shares of the Company's common stock under the Company's 1994 Equity Incentive Plan (the "1994 Plan") granted to Executive on August 5, 1998, which option is completely unvested as of the date hereof, shall be cancelled and shall be of no further force or effect. The foregoing sentence shall not in any way affect the effectiveness or the terms and conditions of the nonstatutory stock option to acquire 100,000 shares of the Company's common stock under the 1994 Plan granted to Executive on August 5, 1998.

     3. Tax Consequences. Executive acknowledges that he has been advised by the Company to consult with a tax advisor or attorney with respect to the tax consequences, if any, of this Agreement.

     In Witness Whereof, the parties have duly authorized and caused this Agreement to be executed as of the date reference above.

Leonard Y. Liu                          Walker Interactive Systems, Inc.


/s/ Leonard Y. Liu                      By:  /s/ Michael B. Shahbazian
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Date: July 14, 1999     Title: Senior Vice President and Chief Financial Officer
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                        Date:  July 14, 1999
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